United States
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
April 19, 2006

Fidelity National Title Group, Inc.

(Exact name of Registrant as Specified in its Charter)

1-32630
(Commission File Number)

Delaware	86-0498599
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

601 Riverside Avenue
Jacksonville, Florida 32204

(Addresses of Principal Executive Offices)

(904) 854-8100
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
SIGNATURE

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a) On April 19, 2006, Robert M. Clements was elected to the Board of Directors of Fidelity National Title Group, Inc. (“FNT” or the “Company”). Mr. Clements is the Chairman and CEO of EverBank Financial Corp., the holding company for EverBank. Mr. Clements joined EverBank in 1994 and has served as the President and CEO of EverBank Financial Corporation since its formation in 1997. Prior to joining EverBank, Mr. Clements was a Vice President of Merrill Lynch & Co., where he was a member of the firm’s leveraged buyout group. Mr. Clements was not appointed to any committees of the Board of Directors.
(b) On April 19, 2006, Peter O. Shea, Jr. was elected to the Board of Directors of FNT. Mr. Shea is the President and Chief Executive Officer of J.F. Shea Co., Inc. Prior to being appointed President and CEO, Mr. Shea held various positions with J.F. Shea Co. for over ten years. The operations of J.F. Shea Co., Inc. include homebuilding, commercial property development and management and heavy civil construction, and produced aggregate revenues in 2005 in excess of $3.5 billion. Mr. Shea was not appointed to any committees of the Board of Directors.
(c) On April 19, 2006, Donald M. Koll resigned from the Board of Directors of FNT.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fidelity National Title Group, Inc.
Date: April 25, 2006	By:	/s/ Anthony J. Park
Name: Anthony J. Park Title: Chief Financial Officer

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